EXHIBIT 99.1

Symphony Conference Call – June 21, 2004

OPERATOR: Good morning my name is                    , and I’ll be your conference call facilitator. At this time, I would like to welcome everyone to the Guilford Pharmaceuticals conference call. [operator: outline procedure for call, Q&A, etc.]. Now, I will turn the call over to Dr. Craig Smith, Guilford’s Chairman, President and Chief Executive Officer.

CRAIG: Good morning everyone. Thank you for joining us today for an update on Guilford and to discuss our recently announced licensing agreement with Symphony Neuro Development Company, our secondary offering of common stock we announced this morning, and to provide guidance on our projected sales of AGGRASTAT for calendar year 2004. This conference call is being simultaneously web cast, and will be available on our website at www.guilfordpharm.com under the investor / conference section for the next few days.

Before we begin, I will remind you that during today’s call we’ll be making forward-looking statements or projections that carry risks that could cause the Company’s actual performance to differ materially from these forward-looking statements. I refer you to our recent SEC filings for a more thorough discussion of these risks.

Last Friday we announced that we licensed the U.S. rights to GPI 1485 for certain indications to Symphony Neuro Development Company, a newly formed Delaware corporation. During the remainder of this call I will refer to Symphony Neuro Development Company as SNDC. SNDC is owned by SNDC Holdings LLC which is owned by Symphony Capital, which owns 1.5%, RRD International, which owns 1.5%, and by institutional investors, which own 97.5%.

Under the terms of the agreement, SNDC will invest up to $40 million to advance GPI 1485 through clinical trials in four indications; Parkinson’s disease, post-prostatectomy erectile dysfunction, HIV-neuropathy, and HIV-dementia. In addition to the license, Guilford has issued to SNDC Holding’s investors five-year warrants to purchase 1.5 million shares of Guilford’s common stock at $7.48 per share.

For the clinical management of GPI 1485, Symphony Neuro Development Company has retained the services of RRD International a product development company located in Rockville, Maryland, providing clinical trials strategy, design and management expertise. RRD International will manage SNDC and will sub-contract some of the ongoing development work to Guilford and to other vendors.

Guilford has received an exclusive purchase option from SNDC’s investors in exchange for the license and warrants, allowing it to acquire all of the equity of SNDC. This option is exercisable by Guilford at any time beginning April 1, 2005 and ending March 31, 2007, at an exercise price starting at $75.1 million in April 2005 and increasing to $119.8 million in March 2007. Guilford’s decision to exercise the option is entirely discretionary. Whether Guilford exercises its option may depend on the outcome of the clinical trials of GPI 1485 and other considerations. The option may be paid in cash or a combination of cash and Guilford common stock, at Guilford’s sole discretion, provided that common stock may not constitute more than 50% of the option exercise price.

Guilford will continue to be responsible for the manufacturing, process development, toxicology, patent, and regulatory affairs work for GPI 1485 and will be reimbursed for these services by SNDC. Also under the terms of the licensing agreement, Guilford will have one of five seats on the SNDC Board and will have the right to restrict the sale or issuance of SNDC Holdings securities and influence certain activities of SNDC. Initially, I will be Guilford’s designee on the SNDC Board.

Because of Guilford’s ability to restrict certain activities of SNDC Holdings, Guilford intends to consolidate the financial activity of SNDC Holdings within its financial statements. The accounting treatment is relatively straightforward. Guilford will book $40 million on its balance sheet as “Investments, held by

SNDC”. Regarding Guilford’s “Statement of Operations” or P&L, the expenses of SNDC will be consolidated with Guilford’s expenses, almost all of which will be R&D expenses. In addition to “booking” the expenses of SNDC, Guilford will insert an entry below its operating losses as additional income that will be called “Minority Interest”. The “Minority Interest” entry represents the portion of the expenses related to SNDC activity that are being borne by the investors in SNDC. Since Guilford does not have an ownership interest in SNDC, 100% of the expenses will be “off-set” by the income reported as “Minority Interest”. Thus, we expect the activities of SNDC to have a neutral effect on Guilford’s “Earnings per Share”. The only other accounting activity will be on the Balance Sheet. Here, the payments to Guilford from SNDC for the services Guilford provides will be deducted from the cash on the balance sheet under “Investments, held by SNDC” and will be added to Guilford’s unrestricted cash. The payments to Guilford for its services will not be recognized as income on the “Statement of Operations”.

Both Symphony and RRD have well-established reputations for working with the world’s leading healthcare and life science companies. Neil Sandler, Symphony’s Managing Partner, and Mark Kessel, Symphony’s Managing Director, have extensive experience in financing new product development in the biotechnology and pharmaceutical industries. Mark pioneered the use of SWORD’s while a partner at the law firm Sherman and Sterling and Neil played a key role in developing product financing’s for Centocor and Genzyme. From

RRD, Frank Hurley, RRD’s Chief Scientific Officer, and Chuck Finn, RRD’s President, are recognized as experienced experts in new product development in the pharmaceutical industry. Both have been actively involved in numerous product development programs and NDA’s. Beyond gaining experienced and knowledgeable partners to provide financial support for the GPI 1485 clinical program, and share in the associated risks and rewards, the agreement should help us to accelerate the development timeline for GPI 1485 and prepare for Phase III without risking additional Guilford capital. For example, we will now be able to produce sufficient GPI 1485 for continuation trials and Phase III trials and explore new formulations. We will be able to undertake certain other activities that should eliminate any delay in moving rapidly into Phase III should the results of the trials be positive. Without this agreement we would not have had the capital to invest in these activities. Furthermore, the collaboration will afford us the opportunity to benefit from the superb clinical trial management capabilities of RRD while enabling us to focus our resources on the advancement of our Phase III AGGRASTAT ® and AQUAVAN® clinical development programs, which are scheduled to begin later this year.

Currently there are 3 Phase II trials of GPI 1485 ongoing: a Guilford-sponsored clinical trial in patients with Parkinson’s disease. This is a randomized, double blind, two-year study of GPI 1485 in approximately 200 patients with Parkinson’s disease. This trial is fully enrolled and will be completed in the third quarter of

2005. In addition, the NIH is sponsoring a Phase II program in 195 patients with newly diagnosed Parkinson’s disease, and last year we also began a Phase II study of GPI in post-prostatectomy erectile dysfunction, a clinical example of peripheral nerve injury. The NIH trial will follow patients for one year and is expected to complete enrollment in the third quarter of this year and be completed in 3Q next year. The PPED trial is currently enrolling with a target of 240 patients. If we complete enrollment this year, we would expect to have data on the primary endpoint (which is erectile function at 6 months after surgery) in the third or fourth quarter of next year.

In addition to the Symphony transaction, this morning we announced that we have filed a prospectus supplement for a public offering of 10 million shares of our common stock. UBS, CIBC, and Citigroup are underwriting the offering. We are undertaking this offering in order to raise working capital for our Phase III trials for AQUAVAN and AGGRASTAT, to support additional marketing initiatives for AGGRASTAT, and for general corporate purposes.

The clinical results from our AQUAVAN program continue to look very promising. We reported on Thursday of last week the results of our most recent Phase II trial in patients undergoing colonoscopy. The results confirmed the profile seen in earlier trials; namely, AQUAVAN puts people to sleep quickly, keeps them sedated during the procedure often with just a single IV bolus dose, and allows patients to awaken quickly, without the “hangover” effects seen with conventional sedatives used in this setting. In the most recent study medical personnel administered AQUAVAN as dictated by local hospital practice. Administration by an anesthesiologist was not required. Patient and physician satisfaction were excellent. There were no serious adverse events reported and, other than a transient tingling or burning sensation after injection, other adverse events were infrequent. We have completed our end-of-phase II meeting with FDA and expect to have the first patients enrolled in our first Phase III trial in the third quarter. If we are able to meet our current timeline, we expect to have our Phase III trials completed by the end of next year and an NDA filed in the first half of 2006.

We have continued to work toward initiating a Phase III trial to obtain a label expansion for AGGRASTAT to include immediate use in the cath lab, the so-called PCI label. We have met with the FDA twice and they have encouraged us to submit a special protocol assessment, otherwise known as an S.P.A., if we plan a non-inferiority trial versus ReoPro. We are currently evaluating our alternatives. We had originally expected to start the Phase III trial early in the third quarter. Given current circumstances, this trial will not begin until late this year, or early next year if we elect to proceed. As a result, the expected impact of conducting the trial on AGGRASTAT sales will not be felt much or at all this year. Consequently, we are revising our expectations for AGGRASTAT sales to $16-20 million for 2004. We continue to be encouraged by our success in signing contracts with GPO’S and the positive response of the interventional cardiology community to our re-initiation of active promotion for the product. We plan to continue to actively promote the use of AGGRASTAT for use in patients with Acute Coronary Syndrome prior to their arrival in the cath lab for an angioplasty or for those who are going to be managed medically. We believe AGGRASTAT has very strong data supporting its use in these settings, including high-risk patients such as diabetics and patients with evidence of ongoing cardiac damage. We have positioned AGGRASTAT as the least expensive GP IIb/IIIa inhibitor in this setting. Our cost advantage and the need for a GPIIb/IIIa inhibitor in high-risk patients are our main focus.

This concludes my remarks this morning. I would be happy to answer any questions you may have. Operator, will you please open the call up for questions.